     As filed with the Securities and Exchange Commission on April 27, 2001

                                               Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                          SELAS CORPORATION OF AMERICA
                          ----------------------------
             (Exact Name of Registrant as specified in its charter)

           Pennsylvania                                         23-1069060
----------------------------------                         -------------------
 (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                           Identification No.)

                               2034 Limekiln Pike
                           Dresher, Pennsylvania 19025
                   -----------------------------------------
                    (Address of principal executive offices)

                             2001 STOCK OPTION PLAN
                             ----------------------
                            (Full title of the plan)

                             Francis A. Toczylowski
                          Selas Corporation of America
                               2034 Limekiln Pike
                           Dresher, Pennsylvania 19025

                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (215) 646-6000
                                                                 -------------

                  Please send copies of all communications to:

                             Michael B. Jordan, Esq.
                           Drinker Biddle & Reath LLP
                                One Logan Square
                             18th and Cherry Streets
                           Philadelphia, PA 19103-6996

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of securities        Amount to be          Proposed              Proposed              Amount of
to be registered           registered            maximum               maximum               registration fee (1)
                                                 offering price per    aggregate offering
                                                 share (1)             price (1)
-----------------------------------------------------------------------------------------------------------------
Common Shares,
$1.00 par value            1,000,000             $ 3.40                $ 3,400,000           $ 850
-----------------------------------------------------------------------------------------------------------------


(1) Calculated pursuant to Rule 457(h). Computed based upon $3.40 per share, the average of the high and low sales prices of a Common Share of the Registrant on the American Stock Exchange Composite Transactions Tape on April 20, 2001.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         (Not required to be filed as part of this Registration Statement)


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         We incorporate by reference into this registration statement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

    o Our Annual Report on Form 10-K as of December 31, 2000, and 1999 and for each of the years in the three year period ended December 31, 2000, filed on March 30, 2001;

    o Our Proxy Statement for our 2001 Annual Meeting of Stockholders, filed on March 23, 2001;

    o The description of our common shares which is contained in Item 5 of our quarterly report on Form 10-Q for the quarter ended September 30, 1996 (which item was included for the purpose of updating the description of the registrant's capital stock contained in its registration statement on Form 10, as amended).

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.


Item 6.  Indemnification of Directors and Officers

         Section 2.09 of the registrant's by-laws requires the registrant to indemnify any person who was or is a party (other than a party plaintiff suing in his own behalf or in the right of the registrant) or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the registrant, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving while a director or officer of the registrant at the request of the registrant as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         The by-laws also state that the indemnification provided for therein is not exclusive of any other rights persons seeking indemnification might have, including under any insurance arrangements. The directors and officers of the registrant are covered by insurance policies indemnifying them against certain liabilities which might be incurred by them in such capacities.


Item 7.           Exemption from Registration Claimed

                  Not Applicable.


Item 8.           Exhibits

Exhibit 5         Opinion of Drinker Biddle & Reath LLP, counsel to the
                  Registrant

Exhibit 23.1      Consent of KPMG LLP

Exhibit 23.2      Consent of Drinker Biddle & Reath LLP (included in Exhibit 5)

Exhibit 24        Power of Attorney (included on signature page)


Item 9.           Undertakings

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10 (a)
(3) of the Securities Act of 1933 (the "Securities Act").

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in value and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) For purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dresher, Pennsylvania, on April 27, 2001.

                                            SELAS CORPORATION OF AMERICA


                                            By: /s/  Francis A. Toczylowski
                                                ---------------------------
                                                Francis A. Toczylowski
                                                Vice President and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark S. Gorder, Robert W. Ross and Francis A. Toczylowski, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Name                                  Capacity                                                   Date
----                                  --------                                                   ----
/s/  Mark S. Gorder                   President, Chief Executive Officer, Director (Principal    April 25, 2001
-------------------                   Executive Officer)
     Mark S. Gorder

/s/  Francis A. Toczylowski           Vice President and Treasurer (Principal Financial and      April 25, 2001
---------------------------           Accounting Officer)
     Francis A. Toczylowski

/s/  John H. Austin                   Director                                                   April 25, 2001
-------------------
     John H. Austin

/s/  Frederick L. Bissinger           Director                                                   April 25, 2001
---------------------------
     Frederick L. Bissinger

/s/  Nicholas A. Giordano             Director                                                   April 25, 2001
-------------------------
     Nicholas A. Giordano

/s/  Michael J. McKenna               Director                                                   April 25, 2001
-----------------------
     Michael J. McKenna


                                  EXHIBIT INDEX


Exhibit No.                    Title
-----------                    -----




Exhibit 5       Opinion of Drinker Biddle & Reath LLP

Exhibit 23.1    Consent of KPMG LLP

Exhibit 23.2    Consent of Drinker Biddle & Reath LLP  (included in Exhibit 5)

Exhibit 24      Powers of Attorney-Included on signature page.